                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2005

                         WARP TECHNOLOGY HOLDINGS, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                   000-33197                 88-0467845
  ------------------------    ---------------------     ----------------------
  (State of Incorporation)    (Commission File No.)            (I.R.S.
                                                               Employer
                                                            Identification
                                                                Number)

                151 Railroad Avenue, Greenwich, Connecticut 06830

                    (Address of Principal Executive Offices)

                                 (203) 422-2950

              (Registrant's Telephone Number, including area code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Warp Technology Holdings, Inc. (the "Company" or "Warp") hereby amends its Current Report on Form 8-K filed February 4, 2005 to provide the required financial statements of the Company relating to the acquisition by the Company of Gupta Technologies, LLC ("Gupta") as described in such Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of business acquired.

      The following financial statements of Gupta, the acquired business, are submitted at the end of this Amendment to Current Report on Form 8-K/A, and are filed herewith and incorporated herein by reference:

Financial Statements                                              Page
--------------------                                              ----

 Consolidated Financial Statements, Gupta Technologies, LLC,      F-1
 for the Years ended December 31, 2004 and 2003.

      (b)   Pro forma financial information.

      The following pro forma financial information of Gupta, the acquired business, and the Company is submitted at the end of this Amendment to Current Report on Form 8-K/A, and is filed herewith and incorporated herein by reference:

Pro Forma Financial Information                                   Page
--------------------------------                                  ----

Warp Technology Holdings, Inc. and Gupta Technologies, LLC        F-23
Unaudited Pro Forma Consolidated Condensed Financial
Statements

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Ernest C. Mysogland
------------------------------

Name: Ernest C. Mysogland

Title: Executive Vice President,
Chief Legal Officer and Secretary

                        CONSOLIDATED FINANCIAL STATEMENTS

                             Gupta Technologies, LLC
                     Years ended December 31, 2004 and 2003
                      with Report of Independent Auditor's

                             Gupta Technologies, LLC

                        Consolidated Financial Statements

                                    CONTENTS

Report of Independent Auditor's...................................    F-3

Audited Consolidated Financial Statements

Consolidated Balance Sheet as of December 31, 2004................    F-4

Consolidated Statements of Operations for the years ended
December 31, 2004 and 2003........................................    F-5

Consolidated Statements of Member's Equity........................    F-6

Consolidated Statements of Cash Flows for the years ended
 December 31, 2004 and 2003.......................................    F-7

Notes to Consolidated Financial Statements........................    F-8

                         Report of Independent Auditor's

We have audited the accompanying consolidated balance sheet of Gupta Technologies, LLC and subsidiaries (the "Company") as of December 31, 2004, and the consolidated statements of operations, members equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gupta Technologies, LLC and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

                                              MAHONEY COHEN & COMPANY, CPA, P.C.

March 4, 2005
New York, NY

                             Gupta Technologies, LLC

                           Consolidated Balance Sheet

                                                    2004
                                                ------------
ASSETS
Current assets:
   Cash and cash equivalents                    $   354,875
   Accounts receivable, net of allowances of
    $ 74,095                                      3,292,195
   Due from affiliates                               13,380
   Prepaid expenses and other current assets        415,265
                                                -----------
 Total current assets                             4,075,715

Property and equipment, net                         156,691
Other long-term assets                               72,556
Intangible assets, net                            4,198,002
                                                -----------
Total assets                                    $ 8,502,964
                                                ===========

LIABILITIES AND MEMBER'S DEFICIT
Current liabilities:
   Accounts payable                             $   531,131
   Accrued compensation and related benefits      1,069,872
   Other accrued liabilities                        593,938
   Due to Platinum Equity, LLC and affiliates     1,659,283
   Deferred revenues                              4,863,480
                                                -----------
Total current liabilities                         8,717,704

Commitments and contingencies

Member's deficit                                   (214,740)
                                                -----------
Total liabilities and member's deficit          $ 8,502,964
                                                ===========

See accompanying notes.

                             Gupta Technologies, LLC

                      Consolidated Statements of Operations

                                                                         YEARS ENDED DECEMBER 31,
                                                                           2004            2003
                                                                       ------------   --------------
Revenues:
    Products                                                           $  6,847,490   $    6,486,921
    Services                                                              8,960,306        9,401,735
                                                                       ------------   --------------
Total revenues                                                           15,807,796       15,888,656

Cost of revenues:
    Cost of products                                                        214,536          268,152
    Cost of services                                                        885,151        1,005,487
    Amortization of developed technology                                    395,400          395,400
                                                                       ------------   --------------
Total cost of revenues                                                    1,495,087        1,669,039
                                                                       ------------   --------------

Gross margin                                                             14,312,709       14,219,617

Operating expenses:
    Selling, general, and administrative expenses                         7,910,077        7,963,236
    Selling, general, and administrative expenses
      incurred from affiliates                                              106,578          216,752
    Research and development expenses                                     2,631,304        2,676,542
    Depreciation and amortization                                           994,433        1,064,410
    Management fees to Platinum Equity, LLC                               3,319,042        7,513,090
                                                                       ------------   --------------
Total operating expenses                                                 14,961,434       19,434,030
                                                                       ------------   --------------

Loss from operations                                                       (648,725)      (5,214,413)

Other income (expense):
    Interest income                                                           2,467            8,028
    Foreign exchange (loss) gain                                            (62,094)         199,310
    Other income, net                                                        15,990           54,333
                                                                       ------------   --------------
Loss before provision for income taxes                                     (692,362)      (4,952,742)

Provision for income taxes                                                  287,675          302,850
                                                                       ------------   --------------
Net loss                                                               $   (980,037)  $   (5,255,592)
                                                                       ============   ==============

See accompanying notes.

                             Gupta Technologies, LLC

                   Consolidated Statements of Member's Equity

                                                                                          ACCUMULATED
                                                                                             OTHER         TOTAL
                                                            MEMBER'S       RETAINED      COMPREHENSIVE    MEMBER'S
                                                            CAPITAL        EARNINGS      (LOSS)INCOME      EQUITY
                                                          ------------   -------------   -------------  --------------
Balance at January 1, 2003                                $  2,420,343   $   1,194,932   $     (24,690) $    3,590,585
 Comprehensive loss:
    Net loss                                                         -      (5,255,592)              -      (5,255,592)
    Unrealized gain from foreign
     currency translation:
     Foreign currency translation
     adjustment-current period                                       -               -         238,679         238,679
     Reclassification adjustment to statement of
     operations                                                      -               -          70,609          70,609
                                                                                         -------------  --------------
                                                                                               309,288         309,288
                                                                                         -------------  --------------
    Comprehensive loss                                                                                      (4,946,304)
    Contribution                                             2,000,000               -               -       2,000,000
                                                          ------------   -------------   -------------  --------------
Balance at December 31, 2003                              $  4,420,343   $  (4,060,660)  $     284,598  $      644,281
  Comprehensive loss:
     Net loss                                                        -        (980,037)              -        (980,037)
     Unrealized gain from foreign currency
      translation:
      Foreign currency translation
      adjustment-current period                                      -               -         111,577         111,577
      Reclassification adjustment to statement of
      operations                                                     -               -           9,439           9,439
                                                                                         -------------  --------------
                                                                                               121,016         121,016
                                                                                         -------------  --------------
    Comprehensive loss                                                                                        (859,021)
                                                          ------------   -------------   -------------  --------------
Balance at December 31, 2004                              $  4,420,343   $  (5,040,697)  $     405,614  $     (214,740)
                                                          ------------   -------------   -------------  --------------

See accompanying notes.

                             Gupta Technologies, LLC

                      Consolidated Statements of Cash Flows

                                                                   YEAR ENDED DECEMBER 31
                                                                     2004         2003
                                                                 -----------  -------------
OPERATING ACTIVITIES
Net loss                                                         $  (980,037) $  (5,255,592)
Adjustments to reconcile net loss to net cash
 used in operating activities:
   Depreciation                                                       55,133        125,110
   Amortization of intangible assets                               1,334,700      1,334,700
   Loss on disposal of property and equipment                            983          4,670
   Changes in operating assets and liabilities:
      Accounts receivable                                           (249,857)       917,948
      Prepaid expenses and other assets                             (196,502)        62,188
      Accounts payable and accrued liabilities                         1,270        (66,011)
      Due to affiliates                                              192,565      1,386,000
      Deferred revenues                                             (592,068)      (677,261)
                                                                 -----------  -------------
Net cash used in operating activities                               (433,813)    (2,168,248)

INVESTING ACTIVITIES
Purchases of property and equipment                                  (83,633)      (107,955)
                                                                 -----------  -------------
Net cash used in investing activities                                (83,633)      (107,955)

FINANCING ACTIVITY
Member contributions                                                       -      2,000,000
                                                                 -----------  -------------
Effect of currency translation on cash                               135,576        303,869
                                                                 -----------  -------------
Net (decrease) increase in cash and cash equivalents                (381,870)        27,666
Cash and cash equivalents at beginning of year                       736,745        709,079
                                                                 -----------  -------------
Cash and cash equivalents at end of year                         $   354,875  $     736,745
                                                                 ===========  =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes                                       $   207,868  $     432,510
                                                                 ===========  =============
Cash paid for interest                                           $        11  $         829
                                                                 ===========  =============

See accompanying notes.

                             Gupta Technologies, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2004

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

As of December 31, 2004, Gupta Technologies, LLC ("Gupta" or the "Company") was a single member limited liability company, with 100% of its membership interests owned by Gupta Holdings, LLC ("Member"), a wholly-owned subsidiary of Platinum Equity, LLC ("Platinum"). On January 31, 2005, the Company was acquired by Warp Technology Holdings, Inc. (OTC BB: WARP). (See note 8)

The Member had acquired certain assets of Centura Software Corporation ("Centura") on February 21, 2001 ("Platinum Acquisition"). These assets included two main software product lines (as well as other related products): (i) SQLBase, an embeddable, low-administration database, and (ii) Team Developer, a rapid application development tool. Pursuant to the Platinum Acquisition, the Member also acquired certain domestic and international offices of Centura, including operations in the United Kingdom, Australia, Germany, the Netherlands (including branches in Denmark and Belgium), Austria, and Mexico. Effective as of February 21, 2001, the Member contributed all of the acquired assets to the Company and the Company began operating as Gupta Technologies, and thereafter changed the names of its active foreign subsidiaries accordingly. In or prior to 2002, the operations of the Danish and Belgian branches of the Netherlands' subsidiary were terminated. In 2003 the Austrian subsidiary was liquidated then de-registered, and the Netherlands subsidiary was liquidated then dissolved. The Netherlands and Austrian subsidiaries completely ceased all operations in or prior to 2002, and remained inactive thereafter. The Australian subsidiary is currently in the final stages of liquidation. The costs associated with all liquidations have been minimal.

Gupta develops, markets, and supports software products that enable software programmers to create enterprise class applications on both the Windows and Linux operating systems.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

In addition, the Company typically maintains cash and cash equivalents at commercial banks. At times, bank account balances exceed FDIC insurance limits. Generally, the FDIC insures depositor funds up to $100,000.

CONCENTRATION OF CREDIT RISK AND CERTAIN OTHER RISKS

Financial instruments that subject the Company to concentrations of credit risk include trade receivables. The Company sells its products and services primarily to value-added resellers, independent software vendors, and end-users on a worldwide basis. Credit is extended based on an ongoing evaluation of the customer's financial condition and, generally, collateral is not required. The Company maintains allowances for potential credit losses based on management's evaluation of the customer's financial condition, past collection history, and age of the accounts receivable balances. As of December 31, 2004, the Company's allowance for doubtful accounts was $74,095. Historically, losses have been within the range of management's expectations.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2004, the respective carrying values of the Company's financial instruments, including receivables, accounts payable, and accrued liabilities, approximated their fair values. The fair value estimates presented herein were based on market or other information available to management. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income, ("SFAS 130") establishes standards for reporting and displaying comprehensive net income and its components in member's equity. However, it has no impact on the Company's net income as presented in these consolidated financial statements. SFAS 130 requires foreign currency translation adjustments to be included in comprehensive income. The components of accumulated other comprehensive income relate entirely to currency translation adjustments.

PROPERTY AND EQUIPMENT

Property and equipment recorded as part of the Platinum Acquisition was recorded at fair value. Property and equipment acquired subsequent to the date of the acquisition is recorded at cost. Significant renewals and betterments to property and equipment are capitalized and maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. When assets are sold, replaced, or otherwise retired, the cost and related accumulated depreciation or amortization is eliminated from the accounts in the year of disposal and the related gains and losses are included in income. Depreciation or amortization is computed on the straight-line method over three years, the estimated useful lives of the assets.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Identified intangible assets as of December 31, 2004, consisted of the following:

                                             DECEMBER 31, 2004
                                   --------------------------------------
                                     GROSS
                                    CARRYING    ACCUMULATED   INTANGIBLE
                                     AMOUNT     AMORTIZATION  ASSETS, NET
                                   -----------  ------------  -----------
Customer relationships             $ 6,575,002  $  3,620,800  $ 2,954,202
Developed technology                 2,768,000     1,524,200    1,243,800
                                   -----------  ------------  -----------
                                   $ 9,343,002  $  5,145,000  $ 4,198,002
                                   ===========  ============  ===========

All of the Company's identified intangible assets are subject to amortization. Amortization expense of identified intangibles included the following for each of the years ended December 31, 2004 and December 31, 2003:

Customer relationships    $    939,300
Developed technology           395,400
                          ------------
                          $  1,334,700
                          ============

Amortization of intangible assets is computed using the straight-line method over seven years, the useful lives of the assets.

The Company expects to incur amortization expense of $1,334,700 for each year ending December 31, 2005 through 2007 and $193,902 for the year ending December 31, 2008.

                            Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenues are derived from the licensing of software, maintenance contracts, training, and other consulting services.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended. In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.

Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management. For licensing of the Company's software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of the Company's software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.

Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.

At December 31, 2004, the Company recorded deferred revenue of $4,863,480, primarily for customer upfront payments on maintenance contracts and arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COST OF REVENUE

Cost of revenue includes costs related to product and service revenue and amortization of acquired developed technology. Cost of product revenue includes material, packaging, shipping, and other production costs. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training, and consulting services. Third-party consultant fees are also included in cost of service revenue.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.

INCOME TAXES

The Company is a single member limited liability company and is treated as a disregarded entity for federal income tax purposes and, therefore, is not liable for United States ("U.S.") federal income taxes. As a limited liability company treated as a disregarded entity, the Company's taxable income is included in the income tax returns of the Member. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against limited liability companies. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.

The Company has or had foreign subsidiaries based in the United Kingdom, Australia, Germany, the Netherlands, Denmark, Belgium, and Mexico and is, therefore, responsible for paying certain foreign income taxes. As a result, there is an income tax provision of $287,675 and $302,850 for the years ended December 31, 2004 and 2003, respectively.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSLATION OF FOREIGN CURRENCY

The local currency is the functional currency for the Company's international subsidiaries and as such, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates during the year. Any translation adjustments resulting from this process are shown as a separate component of accumulated other comprehensive loss. Gains and losses resulting from foreign currency transactions are included in income currently. In the event of sale or complete or substantial liquidation of an investment in a foreign entity, the foreign currency translation adjustment related to that entity is reclassified from comprehensive income to the statement of operations for that period.

SHIPPING AND HANDLING COSTS

Costs to ship products from the Company's warehouse facilities to customers are recorded as a component of cost of revenues in the consolidated statement of income.

ADVERTISING EXPENSE

The Company expenses the costs of advertising when incurred. Advertising expense were $250,534 and $260,119 for the years ended December 31, 2004 and 2003, respectively.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

Research and development expenses are charged to operations as incurred. Research and development expenses were $2,631,304 and $2,676,542 for the years ended December 31, 2004 and 2003, respectively. Software development costs, which are required to be capitalized pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, have been insignificant.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS

Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, was issued in January 2003, and a revised interpretation of FIN 46 ("FIN 46-R") was issued in December 2003. FIN 46 applies to any business enterprise that has a controlling interest, contractual relationship or their business relationship with a variable interest entities ("VIE") and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. FIN 46 was effective immediately for enterprises with VIEs created after January 31, 2003, and will be effective January 1, 2005 for enterprises with VIEs created before February 1, 2003. The Company believes it has no investments in, or contractual or other business relationships with, VIEs. Therefore, the Company expects that the adoption of FIN 46 will not have any effect on its financial position or the results of its operations.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the interim period beginning July 1, 2005. The Company is the process of evaluating the impact to its financial statements. We believe the adoption will not materially effect the Company's income statement.

                             Gupta Technologies, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 20, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary asset that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The Company does not anticipate that the adoption of SFAS No. 153 will have a significant impact on the Company's overall results of operations or financial position.

                             Gupta Technologies, LLC

3. PROPERTY AND EQUIPMENT

At December 31, 2004, property and equipment consisted of the following:

Computer equipment                         $     307,365
Machinery and equipment                           49,085
Furniture and fixtures                            43,679
Construction in progress                          75,934
                                           -------------
                                                 476,063
Accumulated depreciation and amortization       (319,372)
                                           -------------
Property and equipment, net                $     156,691
                                           =============

4. RELATED-PARTY TRANSACTIONS

MANAGEMENT FEES AND EXPENSE REIMBURSEMENTS

At December 31, 2004, the Company is party to a management agreement with Platinum that requires Platinum to provide the Company with financial, management and strategic services. The Company incurred management fees of $3,319,042 and $7,513,090 to Platinum in 2004 and 2003, respectively.

Expenses incurred by Platinum on behalf of the Company were $99,449 and $205,649 during 2004 and 2003, respectively. Such expense reimbursements are recorded in general and administrative expenses incurred from affiliates in the accompanying consolidated statements of operations. At December 31, 2004, the Company had $1,646,862 payable to Platinum for management fees, expense reimbursements and a $300,000 short-term promissory note whose maturity date is November 15, 2005 with an interest rate of 2.37% per annum.

                             Gupta Technologies, LLC

4. RELATED-PARTY TRANSACTIONS (CONTINUED)

TRANSACTIONS WITH AFFILIATES

The Company enters into certain transactions with companies that are owned directly or indirectly by Platinum. Sales to affiliates were $12,993 and $21,774 during the years ended December 31, 2004 and 2003, respectively. Purchases from affiliates were $7,129 and $11,103 during the years ended December 31, 2004 and 2003, respectively, and were included in selling, general, and administrative expenses incurred from affiliates in the consolidated statements of operations. Amounts due from affiliates at December 31, 2004 were $13,380. Amounts due to affiliates at December 31, 2004 were $12,421.

5. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

In October 2002, Gupta Technologies, S.A. de C.V. ("Gupta Mexico" (Gupta Technologies, LLC's Mexican subsidiary)) was sued by a division of the Mexico City government ("GDF") alleging that Gupta had not fulfil1ed its obligations under a consulting services agreement with GDF. The GDF suit seeks a return of approximately $880,000 in fees paid by GDF, together with penalties, interest, and other damages in the amount of approximately $11,000 per day since October 11, 2000. In November 2002, Gupta Mexico filed its answer, which points out that the agreement contains a liquidated damages provision limiting GDF's damages to 10% of the value of the agreement, and contains a counterclaim seeking $1,300,000 in damages. In November 2003, the court issued its ruling in favor of Gupta Mexico, (a) that Gupta Mexico did not have to return any money, and (b) ordering the GDF to pay 1.9 million Pesos to Gupta Mexico (approximately US $170,000). The GDF appealed this ruling and won in April 2003, when the court of appeals reversed the trial court and issued an order (i) rescinding the agreement between Gupta Mexico and the GDF, (ii) requiring Gupta Mexico to return money to the GDF (including interest from the filing date of the complaint), and (iii) requiring the GDF to return to Gupta Mexico all that it had received under the contract. In sum, Gupta Mexico was ordered to pay the GDF 7,662,647.82 Pesos, plus interest at 9% annually (per the current exchange rate, this amounts to approximately US $673,000).

                             Gupta Technologies, LLC

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL PROCEEDINGS (CONTINUED)

In April 2004, Gupta Mexico filed an Amparo review and, in September 2004, the Mexico City court of appeals issued its decision on remand that the GDF has no right to a refund of the money paid, and that Gupta Mexico does not have the right to collect the balance of the contract (Gupta Mexico's counterclaim). Gupta Mexico appealed that decision insofar as it was denied the right to collect the balance of the contract; the GDF did not appeal. On January 28, 2005, the federal circuit court reversed the appeals court for the second time and remanded the case. The company is currently awaiting ruling of the appeals court. It is unlikely that Gupta Mexico will obtain a final ruling that orders the GDF to pay Gupta Mexico the amount of the counterclaims.

The Company is subject to certain other asserted claims arising in the ordinary course of business. The Company intends to vigorously assert its rights and defend itself in any litigation that may arise from such claims. While the ultimate outcome and resolution of these matters could affect the results of operations in future periods, and while there can be no assurance with respect thereto, management believes after final disposition, any financial impact to the Company would not be material to the Company's consolidated financial position.

                             Gupta Technologies, LLC

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES

The Company has operating leases for certain office facilities and equipment. Rental expense for the years ended December 31, 2004 and 2003 was approximately $412,000 and $522,000, respectively. Future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2004, are as follows:

2005                                $   480,000
2006                                    382,000
2007                                    204,000
2008                                    126,000
2009                                    111,000
Thereafter                               28,000
                                    -----------
Total minimum lease payments        $ 1,331,000
                                    ===========

In December 2003, the Company subleased its facility in Seattle for the remaining term of the lease. Rental income related to the sublease is expected to be approximately $27,000 for the year ended December 31, 2005. As the sublease rental income is less than the Company's obligation over the remaining term of the lease, the Company recorded a loss of approximately $57,000 in December 2003.

6. EMPLOYEE BENEFITS

The Company maintains a qualified defined contribution plan for the benefit of all employees. The Company's plan is part of Platinum's defined contribution plan. Platinum's plan allows participating companies to have different contribution and vesting formula. Participants may elect to defer up to 19% of their wages (subject to the annual limitations imposed by Section 402 of the Internal Revenue Code). The Company matches participant contributions at the rate of 50% of the first 6% of salary contributed. The Company's total contribution to the plan was $91,383 and $92,863 for the years ended December 31, 2004 and 2003, respectively.

                             Gupta Technologies, LLC

7. GEOGRAPHIC INFORMATION

The Company sells its products to customers primarily through direct sales to independent software vendors and end-users in North America and through distributors and value added resellers in the rest of the world. For the year ended December 31, 2004 and 2003, the geographic breakdown of revenues was as follows:

                                                     YEAR ENDED DECEMBER 31, 2004
                                          --------------------------------------------------
                                             PRODUCT           SERVICE             TOTAL
                                          ------------       ------------       ------------
North America                             $  1,832,330       $  3,263,782       $  5,096,112
Europe, Africa and the Middle East           4,238,583          4,904,882          9,143,465
Asia Pacific                                   582,009            613,425          1,195,434
Latin America                                  194,568            178,217            372,785
                                          ------------       ------------       ------------
Total                                     $  6,847,490       $  8,960,306       $ 15,807,796
                                          ============       ============       ============

                                                     YEAR ENDED DECEMBER 31, 2003
                                          --------------------------------------------------
                                             PRODUCT           SERVICE             TOTAL
                                          ------------       ------------       ------------
North America                             $  1,766,839       $  3,813,486       $  5,580,325
Europe, Africa and the Middle East           3,803,731          4,815,686          8,619,417
Asia Pacific                                   773,397            572,824          1,346,221
Latin America                                  142,954            199,739            342,693
                                          ------------       ------------       ------------
Total                                     $  6,486,921       $  9,401,735       $ 15,888,656
                                          ============       ============       ============

One Customer, a distributor, accounted for 20% and 17% of the Company's revenue for the years ended December 31, 2004 and 2003, respectively. The same customer accounted for 28% of accounts receivable at December 31, 2004.

                             Gupta Technologies, LLC

8. SUBSEQUENT EVENT

On January 31, 2005, the Company was purchased by Warp Technology Holdings,
Inc. Under the terms of the Purchase Agreement, the buyer paid $21,000,000 to Gupta Holdings, LLC for 100% of the member's interest of the Company. The purchase price consisted of (i) Fifteen Million Seven Hundred Fifty Thousand Dollars ($15,750,000); (ii) a $750,000 Senior Note and related Senior Lender Warrant; (iii) $1,500,000 subordinated note (iv) a $2,000,000 Series C Note; and
(v) a $1,000,000 Secured Promissory Note.

Upon the sale of the Company, Platinum forgave $774,692 of management fees and loans that were outstanding at December 31, 2004.

                        WARP TECHNOLOGIES HOLDINGS, INC.

                             GUPTA TECHNOLOGIES, LLC

                               UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On January 31, 2005, Warp Technology Holdings, Inc. (the "Company" or "Warp") completed its previously announced acquisition of Gupta Technologies, LLC ("Gupta"). The purchase price was $21 million, plus transaction costs. The purchase price was funded by debt, and seller financed notes. Approximately $10.5 million of the debt incurred will automatically convert into Series C Preferred Stock upon the effectiveness of an amendment to the Company's Articles of Incorporation as described in the Current Report on Form 8-K filed by the Company on February 4, 2005.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of Warp included in our Annual Report filed on Form 10-KSB for the year ended June 30, 2004 and our Quarterly Report filed on Form 10-QSB for the three months ended December 31, 2004 filed on February 22, 2005. In addition, this pro forma information should be read in conjunction with the financial statements for Gupta for the years ended December 31, 2004 and 2003, included within this Amendment to Current Report on Form 8-K/A.

The following unaudited pro forma statement of operations for the year ended June 30, 2004 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the January 31, 2005 acquisition of Gupta as if the transaction occurred on July 1, 2003. The pro forma statement of operations combines the results of operations of Warp for the year ended June 30, 2004 with the results of operations of Gupta for the year ended June 30, 2004. Pro forma adjustments include interest on debt relating to the Gupta acquisition, additional amortization of intangibles, management fees paid to Platinum Equity, LLC ("Platinum") and amortization of financing costs. Platinum is the sole owner of Gupta Holdings, LLC which was, at December 31, 2004, the sole owner of Gupta.

The following unaudited pro forma statement of operations for the six months ended December 31, 2004 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the January 31, 2005 acquisition of Gupta as if the transaction occurred on July 1, 2004. Such pro forma statement of operations combines the results of operations of Warp for the six months ended December 31, 2004 with the results of operations of Gupta for the six months ended December 31, 2004. Pro forma adjustments include interest on debt relating to the Gupta acquisition, additional amortization of intangibles, management fees paid to Platinum and amortization of financing costs.

The following unaudited pro forma balance sheet: has been prepared in accordance with accounting principals generally accepted in the United States; gives effect to the January 31, 2005 acquisition of Gupta and the financing raised in connection with the acquisition as if the acquisition and financing occurred on December 31, 2004; and combines the consolidated balance sheet of Warp as of December 31, 2004, which is included in the

Company's Quarterly Report filed on Form 10-QSB for the three months ended December 31, 2004 with the Gupta balance sheet as of December 31, 2004, which is included in the financial statements for Gupta for the year ended December 31, 2004 included within this Amendment to Current Report on Form 8-K/A.

Under the purchase method of accounting, the estimated cost of approximately $21 million to acquire Gupta, plus transaction costs, will be allocated to Gupta's underlying net assets in proportion to their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price over the book value of the net assets acquired has been made to intangible assets (customer relationships and developed technologies). These items are expected to be amortized over seven years. At this time, the work needed to provide the basis for estimating these fair values, and amortization periods, has not been completed. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. Accordingly, a change in the amortization period would impact the amount of annual amortization expense.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Gupta been consummated as of the dates specified above.

                         WARP TECHNOLOGY HOLDINGS,INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               DECEMBER 31, 2004
                                  (UNAUDITED)

                                                                                  PROFORMA          ADJUSTMENTS
                                                                                --------------------------------
                                                                                                     PURCHASE            WARP
                                                   WARP (A)        GUPTA (B)      FINANCING          ACCOUNTING        PRO FORMA
                                                 -----------      -----------   -------------      -------------     ------------
         ASSETS

Current assets:
Cash and cash equivalents                        $   220,648      $   354,875   $  14,374,900 C    $ (13,750,000)E   $  1,200,423
Accounts receivable, net                              84,648        3,292,195                                           3,376,843
Advance to Gupta Holding, LLC                      3,500,000                                          (3,500,000)E              -
Other current assets                                     219          428,645                                             404,876
                                                 -----------      -----------   -------------      -------------     ------------
Total current assets                               3,805,515        4,075,715                         (17,250,00)       4,982,142

Property and equipment, net                           30,097          156,691                                             186,788
Other long-term assets                                                 72,556         985,000 D                         1,081,544
Goodwill, net                                      3,893,294                                                            3,893,294
Intangibles, net                                     157,917        4,198,002                         17,491,338 E     21,847,257

                                                 -----------      -----------   -------------      -------------     ------------
Total assets                                     $ 7,886,823      $ 8,502,964   $  15,359,900      $     241,338     $ 31,991,025
                                                 ===========      ===========   =============      =============     ============

   LIABILITIES AND SHAREHOLDERS ' EQUITY

Current liabilities:
Accounts payable                                 $   611,010      $   531,131   $                  $                 $  1,142,141
Accrued compensation and related
 benefits                                            429,000        1,069,872                                           1,498,872
Other accrued liabilities                            184,085          593,938         985,000 D        1,525,000 E      3,288,023
Payables to Platinum Equity, LLC and                                1,659,283                        (774,000.00)E        885,283
 Affiliates
Note payable to Gupta Holdings, LLC                1,500,000                                                            1,500,000
Subordinated debt                                                                   2,500,000 C                         2,500,000
Loan payable to ISIS                                 712,495                                                              712,495
Bridge loan                                        1,237,605                          149,900 C                         1,387,505
Senior debt                                                                         6,100,000 C          750,000 E      6,850,000
Series C debt                                                                       5,475,000 C        3,000,000 E      8,475,000

Deferred revenues                                     23,456        4,863,480                         (4,474,402)E        412,534
                                                 -----------      -----------   -------------      -------------     ------------
Total current liabilities                          4,697,651        8,717,704      15,209,900             26,598       28,651,853
                                                 -----------      -----------   -------------      -------------     ------------
Shareholders' equity:                                                                                                           -

Preferred stock (Canadian subsidiary)                      4                                                                    4
                                                                                                                                -
Series B-2 preferred stock                         1,474,500                          150,000 C                         1,624,500
Series B preferred stock                           2,915,100                                                            2,915,100
Common stock to be issued relating
 interest and                                                                                                                   -
Penalties on Series B and B-2 preferred
 stock                                               559,053                                                              559,053
Common stock                                              10                                                                   10
Additional paid-in capital                        43,656,046                                                           43,656,046
Deferred compensation                             (1,288,010)                                                          (1,288,010)
Member's deficit                                                     (214,740)                           214,740 F              -
Accumulated Deficit                               (44,149,75)                                                  -      (44,149,758)
Accumulated other comprehensive loss                  22,227                                                   -           22,227
                                                 -----------      -----------   -------------      -------------     ------------
Total shareholders' equity and member's
 deficit                                           3,189,172         (214,740)        150,000            214,740        3,339,172
                                                 -----------      -----------   -------------      -------------     ------------
Total liabilities and shareholders'
 equity                                          $ 7,886,823      $ 8,502,964   $  15,359,900      $     241,338     $ 31,991,025
                                                 ===========      ===========   =============      =============     ============
                                                           -                -               -                  -                -

    See the accompanying notes to unaudited pro forma consolidated condensed financial statements

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

      (A) Reflects the historical financial position of Warp at December 31, 2004.

      (B) Reflects the historical financial position of Gupta at December 31, 2004.

      (C) The following represents the financing raised by Warp in January 2005 in order to complete the acquisition of Gupta:

Subordinated Notes               $ 2,500,000
Bridge Loan                          149,900
Senior Notes                       6,100,000
Series C Notes                     5,475,000
Series B-2 stock                     150,000
                                 -----------
  Total Capital Raised           $14,374,900
                                 ===========

      (D) The Company has accrued $985,000 for financing costs in connection with the financing raised, and is included in other assets as deferred financing costs.

      (E) The following represents the acquisition of Gupta and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of Gupta's tangible and intangible assets acquired and liabilities assumed.

      Calculation of Purchase Price:

Cash                                                                $ 13,750,000
Advances to Gupta Holding LLC made prior to December 31, 2004          3,500,000
Senior debt                                                              750,000
Series C debt                                                          3,000,000
Transaction costs -accrued                                             1,525,000
                                                                    ------------
 Total purchase price                                               $ 22,525,000
                                                                    ============

      Allocation of Purchase Price:

Assets
Gupta historical assets                                             $  8,502,964
Write-up of intangibles assets consisting of developed
technologies and customer relationships                               17,491,338

Liabilities
Gupta historical liabilities                                          (8,717,704)
Adjustment of deferred revenues to fair market value                   4,474,402
Forgiveness of payables to Platinum                                      774,000
                                                                    ------------
Total purchase price                                                $ 22,525,000
                                                                    ------------

                         WARP TECHNOLOGY HOLDINGS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 2004
                                  (UNAUDITED)

                                                          PROFORMA         WARP
                              WARP (G)      GUPTA (H)    ADJUSTMENTS     PRO FORMA
                             -----------   -----------   -----------    -----------
Net revenue                  $   264,520   $ 7,637,658   $              $ 7,902,178
                             -----------   -----------   -----------    -----------

Expenses:
Product cost                     (53,758)     (694,282)     (267,072)J   (1,015,112)
Product development             (112,723)   (1,335,120)                  (1,447,843)
Sales and marketing             (476,575)   (2,519,387)                  (2,995,962)
General and administrative      (675,641)   (1,521,565)                  (2,197,206)
Amortization                                  (469,650)     (614,817)J   (1,084,467)
Management fees                             (1,584,870)    1,584,870 K            -
Non-cash compensation           (542,742)            -                     (542,742)
                             -----------   -----------   -----------    -----------
Total operating expenses      (1,861,439)   (8,124,874)      702,981     (9,283,332)
                             -----------   -----------   -----------    -----------

Loss from operations          (1,596,919)     (487,216)      702,981     (1,381,154)

Interest expense, net            (45,679)      (26,579)     (859,750)L   (1,425,008)
                                                            (493,000)M
                             -----------   -----------   -----------    -----------
Loss before provision for
income taxes                  (1,642,598)     (513,795)     (649,769)    (2,806,162)

Provision for income taxes             -      (255,255)                    (255,255)
                             -----------   -----------   -----------    -----------

Net loss                     $(1,642,598)  $  (769,050)  $  (649,769)   $(3,061,417)
                             ===========   ===========   ===========    ===========

Computation of loss
applicable to Common
Shareholders

Net loss before beneficial
conversion preferred
dividends                    $(1,642,598)  $  (769,050)  $  (649,769)   $(3,061,417)

Beneficial conversion -
preferred dividends           (2,810,465)                                (2,810,465)

                             -----------   -----------   -----------    -----------
Loss attributable to common
stockholders                 $(4,453,063)  $  (769,050)  $  (649,769)   $(5,871,882)
                             ===========   ===========   ===========    ===========

Basic and diluted loss per
share Proforma                                                          $     (6.05)
                                                                        ===========
Weighted average shares
outstanding Proforma                                                        971,115
                                                                        ===========

    See the accompanying notes to unaudited pro forma consolidated condensed financial statements

                         WARP TECHNOLOGY HOLDINGS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2004
                                  (UNAUDITED)

                                                            PROFORMA          WARP
                               WARP (G)      GUPTA (I)     ADJUSTMENTS      PRO FORMA
                             ------------   -----------   -------------    ------------
Net revenue                  $    882,121   $15,793,423   $                $ 16,675,544
                             ------------   -----------   -------------    ------------

Expenses:
Product cost                     (425,334)   (1,605,443)       (534,143)J    (2,564,920)
Product development              (811,725)   (2,693,744)                     (3,505,469)
Sales and marketing            (2,310,055)   (5,298,546)                     (7,608,601)
General and administrative     (2,461,130)   (3,628,702)                     (6,089,832)
Amortization                                   (939,300)     (1,229,634)J    (2,168,934)
Platinum management fees                     (5,439,638)      5,439,638 K             -
Non-cash compensation          (6,007,255)            -                      (6,007,255)
                             ------------   -----------   -------------    ------------
Total operating expenses      (12,015,499)  (19,605,373)      3,675,861     (27,945,011)
                             ------------   -----------   -------------    ------------

Loss from operations          (11,133,378)   (3,811,950)      3,675,861     (11,269,467)

Interest (expense) income          63,073         2,549      (1,719,500)L    (2,638,878)
                                                               (985,000)M
                             ------------   -----------   -------------    ------------

Loss before provision for
income taxes                  (11,070,305)   (3,809,401)        971,361     (13,908,345)

Provision for income taxes                     (308,276)                       (308,276)

                             ------------   -----------   -------------    ------------

Net loss                     $(11,070,305)  $(4,117,677)  $     971,361    $(14,216,621)
                             ============   ===========   =============    ============
Computation of loss
applicable to
Common Shareholders

Net loss before beneficial
conversion -Preferred
dividends                    $ 11,070,305   $(4,117,677)  $     971,361    $(14,216,621)

Beneficial conversion -
Preferred dividends            (1,623,046)                                   (1,623,046)
                             ------------   -----------   -------------    ------------

Loss attributable to common
stockholders                 $(12,693,351)  $(4,117,677)  $     971,361    $(15,839,667)
                             ============   ===========   =============    ============

Basic and diluted loss per
share Proforma                                                             $     (20.86)
                                                                           ============
Weighted average shares
outstanding Proforma                                                            765,551
                                                                           ============

    See the accompanying notes to unaudited pro forma consolidated condensed financial statements

         NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
         STATEMENTS OF OPERATIONS (UNAUDITED)

G. Reflects Warp historical statement of operations for the six months ended December 31, 2004 and the year ended June 30, 2004.

H. Reflects Gupta historical statement of operations for the six months ended December 31, 2004 including various reclassifications to conform to Warp's financial statement presentation.

I. Reflects the historical operations of Gupta for the year ended June 30, 2004. In order to conform Gupta's fiscal year end from a calendar year end to Warp's June 30 year end, Gupta's historical operating result have been derived from the combination of Gupta's last six months historical operating results for the year ended December 31, 2003 and the first six months historical operating results for the year ended December 31, 2004.

J. To record the increased amortization of intangibles for the year ended June 30, 2004 of customer relationships and developed technology of $1,229,634 and $534,143 (included in product cost), respectively. To record the increased amortization of intangibles for the six months ended December 31, 2004 for customer relationships and developed technology of $614,817 and $267,072 (included in product cost), respectively.

K. Elimination of Platinum fees of $5,439,639 and $1,584,870 for the year ended June 30, 2004 and for the six months ended December 31, 2004 , respectively as Gupta will operate on its own and will not incur these costs.

L. Record interest expense of $1,719,500 and $ 859,750 for the year ended June 30, 2004 and for the six months ended December 31, 2004 , respectively, on the debt raised by Warp in connection with the Gupta transaction.

M. To Record amortization of deferred financing cost over a one year period of $985,000 and $493,000 for the year ended June 30, 2004 and for the six months ended December 31, 2004, respectively, which is included in interest expense.